                      LSI LOGIC CORPORATION
                   CALCULATION OF EARNINGS PER SHARE
               (In thousands, except per share amounts)
                              (Unaudited)


                                               Three Months Ended
                                                   March 31,
                                                 1997        1996
Primary Earnings Per Share

Net income                                    $ 38,407     $ 42,284
                                              ========     ========

Average common and common equivalent shares:
  Average common shares outstanding            129,285      129,193
  Dilutive options                               3,504        2,581
                                              --------     --------
                                               132,789      131,774
                                              ========     ========

Earnings per common and common equivalent
 share                                        $   0.29     $   0.32
                                              ========     ========

Fully Diluted Earnings Per share
Net income                                    $ 38,407     $ 42,284
Interest expense on convertible subordinated
 debt, net of tax effect                         1,279        1,542
                                              --------     --------
Adjusted net income                           $ 39,686     $ 43,826
                                              ========     ========

Average common and common equivalent shares
   on a fully diluted basis:
  Average common shares outstanding            129,285      129,193
  Convertible subordinated debt                 11,735       11,734
  Dilutive options                               2,913        2,582
                                              --------     --------
                                               143,933      143,509
                                              ========     ========

Fully diluted earnings per common and common
  equivalent share                            $   0.28     $   0.31
                                              ========     ========
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